Exhibit 99.1

WhiteHorse Finance, Inc. Announces Fourth Quarter and Full Year 2018 Earnings Results

NEW YORK, NY, March 6, 2019 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (NASDAQ: WHF) today announced its financial results for the quarter and year ended December 31, 2018.

Fourth Quarter 2018 Summary Highlights

•	Period-ending Net Asset Value of $315.3 million, or $15.35 per share, compared to $13.98 per share in 2017
•	New investments of $46.1 million for the fourth quarter
•	New investments of $189.8 million and add-on investments of $19.9 million for the year
•	Net investment income of $8.0 million, or $0.391 per share, for the fourth quarter
•	Core net investment income of $8.2 million, or $0.398 per share(1), for the fourth quarter
•	Annual net investment income of $25.0 million, or $1.217 per share
•	Annual core net investment income of $30.7 million, or $1.496 per share(1)
•	Annual distribution of $1.42 per share

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding (i) the net impact of costs associated with the refinancing of the Company’s indebtedness, (ii) the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and (iii) any excise or other income taxes related to such net realized gains and losses (net of incentive fees). The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Additional information on core net investment income and a reconciliation of core net investment income to its most directly comparable GAAP financial measure, net investment income, are set forth in Schedule 1 hereto.

Stuart Aronson, WhiteHorse Finance’s Chief Executive Officer commented, “During the fourth quarter we maintained our focus on strong credit quality as all of our new investments were first-lien loans, which comprise 79% of our credit portfolio. Our strong fourth quarter results were driven by our successful pursuit of high-yielding senior-secured direct originations. This transaction activity validates our rigorous and dynamic approach to sourcing, which facilitates business development in less competitive areas of the lower mid-market at leverage levels comparable to our historical averages. Additionally, with our newly formed joint venture with State Teachers Retirement System of Ohio, we are excited about the additional opportunities for increased diversification into lower-risk assets, all of which advances our ultimate goal of enhancing shareholder value.”

Portfolio and Investment Activity

As of December 31, 2018, the fair value of WhiteHorse Finance’s investment portfolio was $469.6 million, compared with $440.7 million as of December 31, 2017. The portfolio at December 31, 2018 consisted of 53 positions across 39 companies with an average debt investment size of $10.1 million and a weighted average effective yield of 11.9% on debt investments. The majority of the portfolio was comprised of senior secured loans, and these loans were substantially all variable-rate investments (primarily indexed to LIBOR), which should continue to position the portfolio well for a potential rising interest rate environment.

During the three months ended December 31, 2018, WhiteHorse Finance made investments in five new portfolio companies totaling $46.1 million. Also, the Company added $5.1 million to an existing portfolio company, exclusive of refinancing. Gross proceeds from sales and repayments totaled approximately $96.4 million for the quarter, driven by the sale of the Company’s equity investment in Aretec Group, Inc. (“Aretec”) for $53.7 million. In addition, WhiteHorse Finance refinanced its $7.1 million second lien loan to Mills Fleet Farm Group, LLC into a new first lien loan, increasing its position by adding a net $7.6 million. The Company remained highly selective in deploying new investments.

For the year ended December 31, 2018, WhiteHorse Finance invested $189.8 million across sixteen new portfolio companies. The Company also invested $19.9 million in existing portfolio companies exclusive of refinancing. Gross proceeds from sales and repayments totaled $210.8 million for the year exclusive of refinancing activities.

Results of Operations

For the three months and year ended December 31, 2018, net investment income was approximately $8.0 million and $25.0 million, respectively, compared with approximately $6.8 million and $26.2 million for the same periods in the prior year. The decrease in net investment income for the year-over-year period was primarily attributable to an increase in incentive fees and interest expense. The increase in incentive fees related to capital gains incentive fees accrued as a result of the Company’s realized exit in Aretec. The increase in interest expense compared to the prior year was a result of higher interest rates from a rising LIBOR environment as well as approximately $0.3 million of accelerated amortization of deferred financing costs relating to the Company’s refinancing of its 6.5% notes due 2020. For the three months ended and year ended December 31, 2018, core net investment income, a non-GAAP financial measure that excludes capital gains incentive fee accruals, the net effects of excise or other income taxes related to net realized gains and losses, and the associated costs of refinancing the Company’s indebtedness, was $8.2 million and $30.7 million, respectively, compared with $6.8 million and $26.2 million for the same periods in the prior year, representing an increase of approximately 20.6% and 17.2%, respectively.

For the three months and year ended December 31, 2018, WhiteHorse Finance reported a net realized and unrealized loss on investments of $3.1 million and a net realized and unrealized gain on investments of $32.3 million, respectively. This compares with net realized and unrealized gains on investments of $1.7 million and $8.2 million for the three months and year ended December 31, 2017, respectively. The increase in net realized and unrealized gains on investments for the year-over-year period was primarily attributable to realized gains generated by the sale of the Company’s equity investment in Aretec.

WhiteHorse Finance reported a net increase in net assets resulting from operations of approximately $4.9 million and $57.3 million for the three months and year ended December 31, 2018, respectively, which compares with a net increase of $8.5 million and $34.4 million for the three months and year ended December 31, 2017, respectively.

WhiteHorse Finance’s NAV was $315.3 million, or $15.35 per share, as of December 31, 2018, as compared with $317.7 million, or $15.46 per share, as of September 30, 2018. As of December 31, 2017, WhiteHorse Finance’s NAV was $287.0 million, or $13.98 per share.

Liquidity and Capital Resources

As of December 31, 2018, WhiteHorse Finance had cash and cash equivalents of $33.7 million, as compared with $26.6 million as of September 30, 2018, inclusive of restricted cash. As of December 31, 2018, the Company also had $85.0 million of undrawn capacity under its revolving credit facility.

Distributions

On December 6, 2018, the Company declared a distribution of $0.355 per share for the quarter ended December 31, 2018, consistent for the twenty-fifth consecutive quarter since the Company’s IPO. The distribution was paid on January 3, 2019 to shareholders of record as of December 18, 2018.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

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Recent Developments

On January 14, 2019, WhiteHorse Finance entered into a limited liability company operating agreement with State Teachers Retirement System of Ohio (“STRS Ohio”), a public pension fund established under Ohio law, to co-manage a newly formed joint venture entity, WHF STRS Ohio Senior Loan Fund LLC (the “Joint Venture”). The Joint Venture will be capitalized with up to $125 million of subordinated notes and equity, with STRS Ohio providing up to $50 million and WhiteHorse Finance providing up to $75 million, respectively. The Joint Venture will invest primarily in lower middle market, senior secured debt facilities.

Conference Call

WhiteHorse Finance will host a conference call to discuss its fourth quarter and fiscal year-end results at 10:00 am ET on Wednesday, March 6, 2019. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #6175488. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through March 13, 2019. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID # 6175488. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company's investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $30 billion of capital under management(2) across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

(2) Based on total capital commitments managed by H.I.G. Capital and affiliates.

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SCHEDULE 1

As a supplement to GAAP financial measures, the Company has provided information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted to exclude the net impact of costs associated with the refinancing of the Company’s indebtedness, the accrual of the capital gains incentive fee attributable to net realized and unrealized gains and losses, and any excise or other income taxes related to such net realized gains and losses (net of incentive fees). There were no excise or other income taxes related to net realized gains and losses for the quarter and year ended December 31, 2017. Additionally, the Company did not refinance any of its indebtedness nor did the Company recognize any capital gains incentive fees for the quarter and year ended December 31, 2017.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended December 31, 2018 and December 31, 2017 (in thousands, except per share data):

	December 31, 2018		December 31, 2017
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$8,040	$0.391	$6,804	$0.331
Net impact of costs associated with refinancing of indebtedness	-	-	-	-
Accrual for capital gains incentive fee	(621)	(0.030)	-	-
Net impact of excise tax expense related to net realized gains and losses	754	0.037	-	-
Core net investment income	$8,173	$0.398	$6,804	$0.331

The following table provides a reconciliation of net investment income to core net investment income for the year ended December 31, 2018 and December 31, 2017 (in thousands, except per share data):

	December 31, 2018		December 31, 2017
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$25,000	$1.217	$26,212	$1.349
Net impact of costs associated with refinancing of indebtedness	259	0.013	-	-
Accrual for capital gains incentive fee	4,707	0.229	-	-
Net impact of excise tax expense related to net realized gains and losses	754	0.037	-	-
Core net investment income	$30,720	$1.496	$26,212	$1.349

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WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	December 31,	December 31,
	2018	2017
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$459,399	$404,434
Non-controlled affiliate company investments	10,165	36,246
Total investments, at fair value (amortized cost $477,839 and $448,522, respectively)	469,564	440,680
Cash and cash equivalents	24,148	35,219
Restricted cash and cash equivalents	9,584	3,717
Interest receivable	5,608	4,947
Receivables from investments sold	4,616	783
Prepaid expenses and other receivables	575	185
Total assets	$514,095	$485,531

Liabilities
Debt	$175,953	$182,122
Distributions payable	7,294	7,289
Management fees payable	11,193	7,848
Payables for investments purchased	445	—
Interest payable	1,562	527
Accounts payable and accrued expenses	2,322	701
Advances received from unfunded credit facilities	30	92
Total liabilities	198,799	198,579

Commitments and contingencies

Net assets
Common stock, 20,546,032 and 20,531,948 shares issued and outstanding, par value $0.001 per share, respectively, and 100,000,000 shares authorized	21	20
Paid-in capital in excess of par	301,557	302,292
Accumulated undistributed (overdistributed) earnings	13,718	(15,360)
Total net assets	315,296	286,952
Total liabilities and total net assets	$514,095	$485,531
Number of shares outstanding	20,546,032	20,531,948
Net asset value per share	$15.35	$13.98

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WhiteHorse Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Years ended December 31,
	2018	2017	2016
Investment income
From non-controlled/non-affiliate company investments
Interest income	$56,208	$49,233	$48,649
Fee income	4,906	2,858	2,290
From non-controlled affiliate company investments Dividend income	2,132	2,713	2,910
Total investment income	63,246	54,804	53,849

Expenses
Interest expense	11,599	9,811	8,188
Base management fees	10,511	9,508	8,990
Performance-based incentive fees	12,134	6,553	6,755
Administrative service fees	684	696	684
General and administrative expenses	2,646	2,024	2,221
Total expenses, before fees waived	37,574	28,592	26,838
Base management fees waived	(270)	—	—
Total expenses, net of fees waived	37,304	28,592	26,838
Net investment income before excise tax	25,942	26,212	27,011
Excise tax	942	—	—
Net investment income after excise tax	25,000	26,212	27,011

Realized and unrealized gains (losses) on investments
Net realized gains (losses)
Non-controlled/non-affiliate company investments	(247)	108	(478)
Non-controlled affiliate company investments	32,981	—	—
Net realized gains (losses)	32,734	108	(478)
Net change in unrealized appreciation (depreciation)
Non-controlled/non-affiliate company investments	(5,136)	(1,620)	5,767
Non-controlled affiliate company investments	4,703	9,748	(971)
Net change in unrealized appreciation (depreciation)	(433)	8,128	4,796
Net realized and unrealized gains (losses) on investments	32,301	8,236	4,318
Net increase (decrease) in net assets resulting from operations	$57,301	$34,448	$31,329

Per Common Share Data
Basic and diluted earnings (loss) per common share	$2.79	$1.77	$1.72
Dividends and distributions declared per common share	$1.42	$1.42	$1.42
Basic and diluted weighted average common shares outstanding	20,538,971	19,433,003	18,303,890

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2018

(in thousands)

								Fair Value
								As A
	Spread				Principal/			Percentage
	Above	Interest	Acquisition	Maturity	Share	Amortized	Fair	of Net
Investment Type(1)	Index(2)	Rate(3)	Date(10)	Date	Amount	Cost	Value(11)	Assets
North America
Debt Investments

Advertising
Fluent, LLC
First Lien Secured Term Loan	L+ 7.00% (0.50% Floor)	9.52%	03/26/18	03/27/23	10,771	$10,771	$10,771	3.42%

Outcome Health
First Lien Secured Term Loan	L+ 9.50% (1.00% Floor)	12.31% (3.00% PIK)	12/22/16	12/22/21	7,943	7,581	6,408	2.03
					18,714	18,352	17,179	5.45

Automotive Retail
Team Car Care Holdings, LLC
First Lien Secured Term Loan(12)	base rate+ 7.99% (1.00% Floor)	10.54%	02/26/18	02/23/23	17,183	16,862	16,840	5.34

Broadcasting
Alpha Media, LLC
First Lien Secured Term Loan	L+ 6.50% (1.00% Floor)	9.00%	08/14/18	02/25/22	10,877	10,546	10,493	3.33
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+ 8.00% (1.00% Floor)	10.52%	12/28/17	12/28/22	17,882	17,597	17,739	5.63

Rural Media Group, Inc.
First Lien Secured Term Loan	L+ 7.86% (1.00% Floor)	10.38%	12/29/17	12/29/22	7,000	6,888	6,860	2.18
					35,759	35,031	35,092	11.14

Cable & Satellite
Bulk Midco, LLC
First Lien Secured Term Loan	L+ 7.33% (1.00% Floor)	10.10%	06/08/18	06/08/23	15,000	14,801	14,700	4.66

Data Processing & Outsourced Services
FPT Operating Company, LLC/ TLabs Operating Company, LLC
First Lien Secured Term Loan	L+ 8.25% (1.00% Floor)	10.60%	12/23/16	12/23/21	25,394	25,096	24,707	7.84

Department Stores
Mills Fleet Farm Group, LLC
First Lien Secured Term Loan	L+ 6.25% (1.00% Floor)	8.77%	10/24/18	10/24/24	15,000	14,708	14,707	4.66

Diversified Support Services
Account Control Technology Holdings, Inc.
First Lien Secured Term Loan	L+ 8.75% (1.00% Floor)	11.28%	04/28/17	04/28/22	3,933	3,857	3,920	1.24
ImageOne Industries, LLC First Lien Secured Term Loan	L+ 10.00% (1.00% Floor)	12.52% (2.00% PIK)	01/11/18	01/11/23	7,264	7,082	6,683	2.12
NNA Services, LLC First Lien Secured Term Loan	L+ 7.00%	9.80%	10/16/18	10/16/23	10,434	10,234	10,202	3.24

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments − (continued)

December 31, 2018

(in thousands)

								Fair Value
								As A
	Spread				Principal/			Percentage
	Above	Interest	Acquisition	Maturity	Share	Amortized	Fair	of Net
Investment Type(1)	Index(2)	Rate(3)	Date(10)	Date	Amount	Cost	Value(11)	Assets
Quest Events, LLC
First Lien Secured Term Loan	L+ 6.00%	8.81%	12/28/18	12/28/24	10,942	$10,724	$10,724	3.40%
First Lien Secured Revolving Loan(7)	L+ 0.00%	0.00%	12/28/18	12/28/24	—	—	—	—
					32,573	31,897	31,529	10.00

Food Retail
AG Kings Holdings, Inc.
First Lien Secured Term Loan	L+ 9.95% (1.00% Floor)	12.75%	08/10/16	08/10/21	13,031	12,737	11,076	3.51
Crews of California, Inc.
First Lien Secured Term Loan	L+ 11.00% (1.00% Floor)	13.44% (1.00% PIK)	11/20/14	11/20/19	10,354	10,320	10,251	3.25
First Lien Secured Revolving Loan	L+ 11.00% (1.00% Floor)	13.44% (1.00% PIK)	06/05/15	11/20/19	5,171	5,148	5,120	1.62
First Lien Secured Delayed Draw Loan	L+ 11.00% (1.00% Floor)	13.44% (1.00% PIK)	03/27/15	11/20/19	2,974	2,961	2,944	0.93
					31,530	31,166	29,391	9.31
Health Care Facilities
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+ 9.00% (1.50% Floor)	11.52%	04/01/18	05/31/19	14,065	14,065	11,955	3.79
Second Lien Secured Term Loan(8)	N/A	15.75% (2.00% PIK)	02/01/13	07/31/18	1,028	1,024	103	0.03
					15,093	15,089	12,058	3.82

Health Care Services
PMA Holdco, LLC
First Lien Secured Term Loan	L+ 7.50% (1.00% Floor)	10.30%	06/28/18	06/28/23	14,875	14,591	14,577	4.62

Home Furnishings
Sure Fit Home Products, LLC
First Lien Secured Term Loan	L+ 9.50% (1.00% Floor)	12.31%	10/26/18	07/13/22	5,530	5,424	5,392	1.71

Internet Retail
Clarus Commerce, LLC
First Lien Secured Term Loan	L+ 8.42% (1.00% Floor)	10.95%	03/09/18	03/09/23	17,100	16,930	17,100	5.42

Internet Software & Services
London Trust Media Incorporated
First Lien Secured Term Loan	L+ 8.00% (1.00% Floor)	10.53%	02/01/18	02/01/23	10,925	10,791	10,816	3.43
StackPath, LLC & Highwinds Capital, Inc.
Second Lien Secured Term Loan	L+ 9.50% (1.00% Floor)	12.33%	02/03/17	02/02/24	18,000	17,673	14,760	4.68
					28,925	28,464	25,576	8.11

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments − (continued)

December 31, 2018

(in thousands)

								Fair Value
								As A
	Spread				Principal/			Percentage
	Above	Interest	Acquisition	Maturity	Share	Amortized	Fair	of Net
Investment Type(1)	Index(2)	Rate(3)	Date(10)	Date	Amount	Cost	Value(11)	Assets
Investment Banking & Brokerage
JVMC Holdings Corp.
(f/k/a RJO Holdings Corp)
First Lien First Out Secured Term Loan	L+ 8.02% (1.00% Floor)	10.54%	05/05/17	05/05/22	12,488	$12,300	$12,726	4.04%
First Lien Last Out Secured Term Loan	L+ 12.00% (1.00% Floor)	14.52%	05/05/17	05/05/22	4,625	4,555	4,713	1.49
					17,113	16,855	17,439	5.53

IT Consulting & Other Services
AST-Applications Software Technology LLC
First Lien Secured Term Loan	L+ 8.00% (1.00% Floor)	10.52% (1.00% PIK)	01/10/17	01/10/23	4,214	4,148	4,088	1.30

Leisure Facilities
Planet Fit Indy 10 LLC
First Lien Incremental Term Loan	L+ 7.25% (1.00% Floor)	10.04%	11/30/17	03/07/22	9,892	9,735	9,841	3.12
First Lien Initial Delayed Draw Loan	L+ 7.25% (1.00% Floor)	9.82%	11/30/17	03/07/22	6,183	6,163	6,153	1.95
First Lien Initial Term Loan	L+ 7.25% (1.00% Floor)	10.02%	11/30/17	03/07/22	130	129	130	0.04
Lift Brands, Inc.
First Lien Secured Term Loan	L+ 7.00% (1.00% Floor)	9.80%	04/16/18	04/16/23	10,858	10,663	10,433	3.31
First Lien Secured Revolving Loan(7)	L+ 7.00% (1.00% Floor)	9.09%	04/16/18	04/16/23	128	126	110	0.03
Honors Holdings, LLC
First Lien Secured Term Loan	L+ 8.94% (0.00% Floor)	11.37%	07/17/18	07/17/23	7,500	7,398	7,355	2.33
					34,691	34,214	34,022	10.78

Oil & Gas Exploration & Production
Caelus Energy Alaska O3, LLC
Second Lien Secured Term Loan	L+ 7.50%	10.30%	04/04/14	04/15/20	17,342	16,876	17,342	5.50

Other Diversified Financial Services
Arcole Acquisition Corp(5)
First Lien Secured Term Loan A	L+ 7.25% (1.00% Floor)	9.96%	11/29/18	11/30/23	7,588	7,451	7,448	2.36
First Lien Secured Term Loan B	L+ 14.50% (1.00% Floor)	17.21% (1.50% PIK)	11/29/18	11/30/23	1,870	1,837	1,836	0.58
Sigue Corporation(4)
Second Lien Secured Term Loan	L+ 12.00% (1.00% Floor)	14.80%	12/27/13	12/27/18	24,904	24,904	24,344	7.72
					34,362	34,192	33,628	10.66

Packaged Foods & Meats
Lenny & Larry’s, LLC
First Lien Secured Term Loan	L+ 6.84% (1.00% Floor)	9.29%	05/15/18	05/15/23	13,449	13,214	12,777	4.05

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments − (continued)

December 31, 2018

(in thousands)

								Fair Value
								As A
	Spread				Principal/			Percentage
	Above	Interest	Acquisition	Maturity	Share	Amortized	Fair	of Net
Investment Type (1)	Index(2)	Rate(3)	Date(10)	Date	Amount	Cost	Value(11)	Assets
Research & Consulting Services
Nelson Worldwide, LLC
First Lien Secured Term Loan	L+ 8.75% (1.00% Floor)	11.16%	01/09/18	01/09/23	14,303	$14,016	$13,903	4.41%

Restaurants
LS GFG Holdings Inc.
First Lien Secured Term Loan	L+ 6.00%	8.47%	11/30/18	11/19/25	10,340	10,033	10,020	3.18

Specialized Finance
Golden Pear Funding Assetco, LLC(5)
Second Lien Secured Term Loan	L+ 10.50% (1.00% Floor)	12.85%	09/20/18	03/20/24	17,500	17,168	17,150	5.44
Oasis Legal Finance, LLC (5)
Second Lien Secured Term Loan	L+ 10.75% (1.00% Floor)	13.10%	09/09/16	03/09/22	20,000	19,768	20,000	6.34
					37,500	36,936	37,150	11.78

Technology Hardware, Storage & Peripherals
Source Code Midco, LLC
First Lien Secured Term Loan	L+ 8.75% (1.00% Floor)	11.28%	05/04/18	05/04/23	14,182	13,874	13,898	4.41

Trucking
Sunteck / TTS Holdings, LLC
Second Lien Secured Term Loan	L+ 9.00% (1.00% Floor)	11.79%	12/15/16	06/15/22	3,500	3,462	3,468	1.10
Total Debt Investments					473,672	466,231	456,583	144.78
Equity Investments

Advertising
Fluent, Inc. (f/k/a Cogint, Inc.) (4)(9)	N/A	N/A	11/28/17	12/08/25	187	560	706	0.22%

Diversified Support Services
Quest Events, LLC Preferred Units(4)	N/A	N/A	12/28/18	12/08/25	317	317	317	0.10

Food Retail
Crews of California, Inc. Warrants(4)	N/A	N/A	11/20/14	12/31/24	—	—	6	—
Nicholas & Associates, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	—	131	0.04
Pinnacle Management Group, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	—	131	0.04
RC3 Enterprises, LLC Warrants(4)	N/A	N/A	11/20/14	12/31/24	2	—	131	0.04
					6	—	399	0.12

Health Care Services
PMA Holdco, LLC Warrants(4)	N/A	N/A	06/28/18	N/A	8	—	393	0.12

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments − (continued)

December 31, 2018

(in thousands)

								Fair Value
								As A
	Spread				Principal/			Percentage
	Above	Interest	Acquisition	Maturity	Share	Amortized	Fair	of Net
Investment Type(1)	Index(2)	Rate(3)	Date(10)	Date	Amount	Cost	Value(11)	Assets
Other Diversified Financial Services
RCS Creditor Trust Class B Units(4)(6)	N/A	N/A	10/01/17	N/A	143	$—	$535	0.17%
SFS Global Holding Company Warrants(4)	N/A	N/A	06/28/18	N/A	—	—	—	—
Sigue Corporation Warrants(4)	N/A	N/A	06/28/18	N/A	7	702	901	0.29
					150	702	1,436	0.46
Specialized Finance
NMFC Senior Loan Program I LLC Units (4)(5)(6)	N/A	N/A	08/13/14	06/13/20	10,000	10,029	9,630	3.05

Trucking
Fox Rent A Car, Inc. Warrants(4)	N/A	N/A	10/26/16	N/A	—	—	100	0.03
Total Equity Investments					10,668	11,608	12,981	4.10
Total Investments					$484,340	$477,839	$469,564	148.88%

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments − (continued)

December 31, 2018

(in thousands)

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the ‘‘1940 Act’’), and provide collateral for the Company’s credit facility.
(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (‘‘LIBOR’’ or ‘‘L’’), which resets monthly, quarterly or semiannually, or the U.S. Prime Rate as published by the Wall Street Journal (‘‘Prime’’ or ‘‘P’’). The one, three and six-month LIBOR were 2.5%, 2.8% and 2.9%, respectively, as of December 31, 2018. The Prime was 5.5% as of December 31, 2018.
(3)	The interest rate is the ‘‘all-in-rate’’ including the current index and spread, the fixed rate, and the payment-in-kind (‘‘PIK’’) interest rate, as the case maybe.
(4)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.
(5)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represented 89%, of total assets as of the date of the consolidated schedule of investments.
(6)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.
(7)	The investment has an unfunded commitment in addition to any amounts presented in the consolidated schedule of investments as of December 31, 2018.
(8)	The investment is on non-accrual status.
(9)	The fair value of the investment was determined using observable inputs. There are no legal restrictions on sales of the investment.
(10)	Except as otherwise noted, all of the Company’s portfolio company investments, which as of the date of the consolidated schedule of investments represented 149% of the Company’s net assets or 91% of the Company’s total assets, are subject to legal restrictions on sales.
(11)	Except as otherwise noted, the fair value of each investment was determined using significant unobservable inputs.
(12)	The investment was comprised of two contracts, which were indexed to different base rates, L and P, respectively. The Spread Above Index and Interest Rate presented represent the weighted average of both contracts.

12

Contacts

WhiteHorse Finance, Inc.

Stuart Aronson, 212-506-0500

saronson@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Edward J. Giordano, 305-379-2322

egiordano@higwhitehorse.com

or

Prosek Partners

Sean Silva, 646-818-9122

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.

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